SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
_______________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 20, 2009

Exmovere Holdings, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

DELAWARE	000-52713	20-8024018
(State or other jurisdiction of incorporation or organization)	(Commission file no.)	(IRS Employee Identification No.)

1600 Tysons Boulevard 8th Floor McLean, VA 22102
(Address of Principal Executive Offices)
(703) 245-8513
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 20, 2009, Exmovere Holdings, Inc. (the “Company”) and Horizon Health International Corp. (“Horizon”) having an address in North Vancouver BC, Canada, entered into a Definitive Agreement (the “Agreement”) with a term of fifteen (15) years. The Company has agreed to grant Horizon the exclusive right to distribute the Telepath Zigbee biosensor wristwatch (“Telepath”) and the Chariot personal mobility device (“Chariot”, the Chariot collectively with the Telepath are hereinafter referred to as the “Products”) as each product is more accurately described in Schedule “A” to the Agreement. Horizon will pay the Company $2 million dollars in exchange for such exclusive right according to the following schedule:

Amount	Payable on or before
$150,000.00	12/31/2009
$185,000.00	01/30/2010
$185,000.00	03/31/2010
$185,000.00	04/30/2010
$185,000.00	05/31/2010
$185,000.00	06/30/2010
$185,000.00	07/31/2010
$185,000.00	08/31/2010
$185,000.00	09/30/2010
$185,000.00	10/31/2010
$185,000.00	11/30/2010

Pursuant to the Agreement, the Company is obligated to deliver to Horizon all marketing and technical information on the Products, make a demo unit of the Products available to Horizon in January of 2010, deliver 10 demo units of the Telepath on February 15, 2010 and deliver 2 demo units of the Chariot on May 1, 2010.  By July 1, the Company is required to be prepared to deliver up to 10,000 Telepath units per order.  By August 1, the Company is required to be prepared to deliver up to 1,000 Chariot units per order.  Pursuant to the Agreement, Horizon has obligations to spend certain amounts on marketing, television advertising and a show room for demo units.  The Agreement also sets forth certain sales goals that Horizon is required to meet by December 2011 and each year thereafter.  Each party has sixty (60) days to cure any default under the Agreement prior to the time the non-defaulting party may exercise its right to terminate.

The foregoing description of the Agreement is not intended to be complete and is qualified in its entirety by the complete text of the Agreement attached as an exhibit to this Current Report on Form 8-K.

ITEM 1.02.   TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

The Company delivered written notice of monetary default to Horizon on February 22, 2010 (the “Default Notice”).  Pursuant to the Agreement, Horizon was required to make an initial payment of $150,000 to Exmovere on December 31, 2009 (the “First Payment”).  Horizon failed to make the First Payment and also failed to make two subsequent payments and currently owes Exmovere $520,000.  After receipt of the Default Notice, without Exmovere’s knowledge or consent, Horizon issued a press release on February 24, 2010 stating that it had cancelled the Agreement and failing to disclose the default.  Pursuant to the Agreement, Exmovere was required to give Horizon until March 2, 2010 to cure the default.  Horizon has not cured the default.

Exmovere will pursue all legal remedies granted to it by law and the Agreement after it makes a determination as to Horizon’s ability to pay any judgment the Company may be granted.

ITEM 9.01  FINANCIAL STATEMENT AND EXHIBITS.

(d) Exhibits.

10.1	Definitive Agreement between Exmovere Holdings, Inc. and Horizon Health International Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Exmovere Holdings, Inc.

By:	/s/ David Bychkov
David Bychkov Chief Executive Officer

Date: March 2, 2010